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EX23.23(j)(1)(I)


                           Consent of

             Independent Certified Public Accountant


UMB Scout Kansas Tax-Exempt Bond Fund, Inc.
UMB Bank, n.a.
Kansas City, Missouri


   We hereby consent to the use in this Post-Effective Amendment 3 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, of our report dated July 28, 2000, accompanying and pertaining to the financial statements of UMB Scout Kansas Tax-Exempt Bond Fund, Inc. as of June 30, 2000, which are included in such Post-Effective Amendments.


                                 /S/BAIRD, KURTZ & DOBSON
                                    BAIRD, KURTZ & DOBSON


Kansas City, Missouri
October 30, 2000